Press Release


                                                                    EXHIBIT 99.1


                VISIONICS RECEIVES AN INVESTMENT OF $5.9 MILLION

MINNETONKA, MINNESOTA AND JERSEY CITY, NEW JERSEY - July 2, 2001 - Visionics Corporation (Nasdaq: VSNX), the worldwide leader in identification technologies and systems, announced today that it has completed a $5.9 million private placement of common stock and common stock warrants. The investment was led by Special Situations Funds with additional participation from the Company's current largest institutional holder, Perkins Capital Management. The investment-banking firm of Morgan Keegan & Company, Inc. acted as the placement agent.

"We are pleased to welcome Special Situations Funds as institutional investors in our company," said Dr. Joseph J. Atick, President and CEO of Visionics Corporation. "Visionics is known throughout the industry as innovators and leaders. This investment will help us cement this leadership and strengthen the value of our business lines. It will allow us to create the foundation, through the completion of the Biometric Network Platform, for the scalable delivery of biometrics on any point of action and on any device. Furthermore, we intend to accelerate our marketing efforts, which will help propel our future growth and maximize shareholder value," he added.

Under terms of the financing, Visionics sold approximately 1.3 million shares at $4.50 per share. In addition, the Company issued warrants for approximately 326,000 shares at $5.66 per share and 326,000 shares at $6.79 per share. These warrants are callable when the Company's stock price exceeds 150 percent of the warrant price for twenty consecutive trading days. Fully exercised, these warrants would raise an additional $4.1 million for the Company.

Visionics intends to immediately register the shares and the shares underlying the warrants by filing a Form S-3 with the Securities and Exchange Commission.

ABOUT VISIONICS CORPORATION
Visionics Corporation (Nasdaq:VSNX) is the worldwide leader in identification technologies and systems. Through its respective business lines - FaceIt(R), live scan, IBIS and BNP - the company delivers enabling technology, platforms, products and systems for biometric identification, with a specific focus on face recognition and forensic quality fingerprint identification. The award-winning FaceIt(R) technology enables a broad range of products and applications built by partners (OEMs, VARs and system integrators). These include enhanced CCTV systems, identity fraud applications and authentication systems for information security, access control, travel, banking and e-commerce. The TENPRINTER and FingerPrinter CMS live scan systems are the most widely used by government agencies, law enforcement, airports, banks and other commercial institutions in the US. The IBIS is a revolutionary mobile identification


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system that combines expertise in biometric capture and connectivity, and is capable of capturing both forensic quality fingerprints and photographs for transmission to law enforcement and other legacy databases. Finally, the BNP is a revolutionary platform for building scalable biometric solutions. These lines of business as a whole are reflective of Visionics' leadership position in the biometric industry and commitment to the innovation of identification technologies.

More information on Visionics can be accessed via the Company web site at http://www.visionics.com or by calling Frances Zelazny, Director of Corporate Communications at +1 201-332-9213.

THE SECURITIES ISSUED PURSUANT TO THE PRIVATE PLACEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED ON THE BASIS OF SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE MADE BASED ON MANAGEMENT'S BELIEFS, AS WELL AS ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO, MANAGEMENT PURSUANT TO THE "SAFE-HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FOR A MORE COMPLETE DESCRIPTION OF THESE AND OTHER RISK FACTORS WHICH MAY AFFECT THE FUTURE PERFORMANCE OF VISIONICS CORPORATION, SEE "RISK FACTORS" IN DIGITAL BIOMETRICS' ANNUAL REPORT ON FORM 10-K FOR THE PERIOD ENDED SEPTEMBER 30, 2000 AND ITS QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED DECEMBER 31, 2000, FORM 8-K DATED FEBRUARY 15, 2001 AND THE RELATED FORM 8-K/A, ALL OF WHICH HAVE BEEN FILED WITH THE SEC.